                                 EXHIBIT 10.15


                                                             As of April 1, 1998


Mr. Mitchell Lasky
10368 Ilona Avenue
Los Angeles, California  90064


Dear Mr. Lasky:

This letter confirms the terms of your employment by Activision, Inc. ("Employer").

1.   TERM

     The term of your employment under this agreement shall commence on April 1, 1998 and expire on April 1, 2001, unless earlier terminated as provided below.

2.   SALARY

     (a) In full consideration for all rights and services provided by you under this agreement, and subject to the provisions of Paragraph 2(b) of this agreement, you shall receive a base salary at the annual rate of $225,000 during the first year of the term, $245,000 during the second year of the term, and $260,000 during the third year of the term.

     (b) Notwithstanding the provisions of Paragraph 2(a) of this agreement, if the actual operating income for the division(s) of Employer over which you have primary authority and responsibility during Employer's fiscal year ending March 31, 1999 (the "FY99 Operating Income") is greater than 107.5%, but less than or equal to 115%, of the established target for such division(s) as set forth in Employer's internally published annual operating plan for such fiscal year, then your annual base salary for the second year of the term will be $247,500. If the FY Operating Income exceeds 115% of the established target for such division(s), then your annual base salary will be $258,750. If the actual operating income for the division(s) of Employer over which you have primary authority and responsibility during Employer's fiscal year ending March 31, 2000 (the "FY 2000 Operating Income") is greater than 100%, but less than or equal to 107.5%, of the established target for such division(s) as set forth in Employer's internally published annual operating plan for such fiscal year, then your annual base salary during the third year of the term will be 106% of your annual base salary for the second year of the term. If the FY 2000 Operating Income is greater than 107.5%, but less than or equal to 115%, of the established target for such division(s), then your annual base salary during the third year of the term will be 110% of your annual base salary for the


                                    Page 1                         June 25, 1999
second year of the term. If the FY 2000 Operating Income is greater than 115% of the established target for such division(s), then your annual base salary during the third year of the term will be 115% of your annual base salary for the second year of the term.

     (c) All base salary payments shall be made to you in accordance with Employer's then prevailing payroll policy.

     (d) Notwithstanding anything to the contrary set forth above, but subject to the right of termination granted to you pursuant to Paragraph 11(b), Employer shall not be required to actually use your services, and payment of your base salary during the applicable period of your employment under this agreement will discharge Employer's obligations to you hereunder. Such payment, however, will not discharge your obligations to Employer hereunder.

     (e) In addition to your base salary, you shall be eligible to receive bonus compensation if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that such bonus compensation is appropriate.

     (f) You also have been granted, under Employer's existing or modified stock option plan, options to purchase 85,000 shares of Employer's common stock. Such options are in addition to the stock options of Employer previously granted to you. The 85,000 options referred to above were issued on March 24, 1998. 25,000 of such options will vest on March 24, 1999; 25,000 of such options will vest on March 24, 2000; and 35,000 of such options will vest on March 24, 2001. All of such options will have an exercise price equal to the market price of such common stock on the date the options were issued and are governed in all other respects by Employer's stock option plan in effect at the time of grant. You also shall be eligible to receive additional options, under Employer's existing or modified stock option plan, if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

3.   TITLE

     You are being employed under this agreement in the position of Senior Vice President, Studios.

4.   AUTHORITY

     (a) During the first year of the term of your employment, you will be responsible for managing all of Employer's external studio operations. By no later than the commencement of the second year of the term of your employment, you will become responsible for managing all of Employer's studio operations.


                                    Page 2                         June 25, 1999

     (b) In addition to any authority that you have with respect to your management of Employer's external studio operations, during the first year of the term of your employment, you also will have the authority to: (i) finally approve the commencement of development on any software product within Employer's internal studio operations if such product is not scheduled to be completed until the second or third year of the term of your employment, and
(ii) finally approve the hiring or promotion of any person to the following positions within Employer's internal studio operations: vice president of production; director of production; producer; director; lead designer; lead programmer or lead artist.

5.   MANNER OF PERFORMING DUTIES

     You shall personally and diligently perform, on a full-time and exclusive basis, such services as Employer or any of its divisions may reasonably require, provided that such services are consistent with your position with Employer. You shall observe all reasonable rules and regulations adopted by Employer in connection with the operation of its business and carry out all instructions of Employer. You will at all times perform all of the duties and obligations required by you under this agreement in a loyal and conscientious manner and to the best of your ability and experience.

6.   EXPENSES

     To the extent you incur necessary and reasonable business expenses in the course of your employment, you shall be reimbursed for such expenses, subject to Employer's then current policies regarding reimbursement of such business expenses.

7.   OTHER BENEFITS

     You shall be entitled to those benefits which are standard for persons in similar positions with Employer, including coverage under Employer's health, life insurance and disability plans, and eligibility to participate in Employer's 401(k) plan. Nothing paid to you under any such plans and arrangements (nor any bonus or stock options which Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, shall provide to you) shall be deemed in lieu, or paid on account, of your base salary. You expressly agree and acknowledge that after expiration or early termination of the term of your employment under this agreement, you are entitled to no additional benefits not expressly set forth in this agreement, except as specifically provided under the benefit plans referred to above and those benefit plans in which you subsequently may become a participant, and subject in each case to the terms and conditions of each such plan. Notwithstanding anything to the contrary set forth above, you shall be eligible to receive those benefits provided by COBRA upon the expiration or early termination of the term of your employment under this Agreement.


                                    Page 3                         June 25, 1999

8.   VACATION AND PAID HOLIDAYS

     (a) You will be entitled to paid vacation days in accordance with the normal vacation policies of Employer in effect from time to time, provided that in no event shall you be entitled to less than ten (10) days of paid vacation per year.

     (b) You shall be entitled to all paid holidays given by Employer to its full-time employees.

9.   PROTECTION OF EMPLOYER'S INTERESTS

     During the term of your employment by Employer, you will not compete in any manner, whether directly or indirectly, as a principal, employee, agent or owner, with Employer, or any affiliate of Employer, except that the foregoing will not prevent you from holding at any time less than five percent (5%) of the outstanding capital stock of any company whose stock is publicly traded. All rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by you during the term of your employment or resulting from your services which (i) relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated business of Employer, (ii) result from or are suggested by any task assigned to you or any work performed by you on behalf of Employer, or (iii) are based on any property owned or idea conceived by Employer, shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. You agree to execute, acknowledge and deliver to Employer, at Employer's request, such further documents, including copyright and patent assignments, as Employer finds appropriate to evidence Employer's rights in such property. Any confidential and/or proprietary information of Employer or any affiliate of Employer shall not be used by you or disclosed or made available by you to any person except as required in the course of your employment, and upon expiration or earlier termination of the term of your employment, you shall return to Employer all such information which exists in written or other physical form (and all copies thereof) under your control. Without limiting the generality of the foregoing, you acknowledge signing and delivering to Employer the Activision Employee Proprietary Information Agreement and you agree that all terms and conditions contained in such agreement, and all of your obligations and commitments provided for in such agreement, shall be deemed, and hereby are, incorporated into this agreement as if set forth in full herein. The provisions of the immediately preceding four sentences of this paragraph shall survive the expiration or earlier termination of this agreement.

10.  SERVICES UNIQUE

     You recognize that the services being performed by you under this agreement are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in


                                    Page 4                         June 25, 1999
damages, and in the event of a breach of this agreement by you (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of your services and the provisions of paragraph 9 of this agreement), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

11.  TERMINATION

     (a) At any time during the term of your employment, Employer may terminate your employment under this agreement for (i) your willful, reckless or gross misconduct, (ii) your material breach of any term or provision of this agreement, or (iii) for other good cause, as such term is defined under California law.

     (b) You may terminate your employment under this agreement (i) upon any relocation of the place at which you primarily are performing your services to Employer to a location which is outside the metropolitan Los Angeles area,
(ii) if Employer elects to not actually use your services and continues to pay your base salary pursuant to Paragraph 2(d) above for a period of one hundred twenty (120) consecutive days, or (iii) in the event Employer commences the production or distribution of an entertainment software or other product which is pornographic.

     (c) In the event of the termination of your employment under this agreement pursuant to Paragraphs 11(a) or 11(b), all obligations of Employer to you under this agreement shall immediately terminate.

     (d) In the event of your death during the term of this agreement, this agreement shall terminate and Employer only shall be obligated to pay your estate or legal representative the salary provided for above to the extent earned by you prior to such event. In the event you are unable to perform the services required of you under this agreement as a result of any disability, and such disability continues for a period of 60 or more consecutive days or an aggregate of 90 or more days during any 12-month period during the term of this agreement, then Employer shall have the right, at its option, to terminate your employment under this agreement. Unless and until so terminated, during any period of disability during which you are unable to perform the services required of you under this agreement, your base salary shall be payable to the extent of, and subject to, Employer's policies and practices then in effect with regard to sick leave and disability benefits.

12.  USE OF EMPLOYEE'S NAME

     Employer shall have the right, but not the obligation, to use your name or likeness for any publicity or advertising purpose.

13.  ASSIGNMENT


                                    Page 5                         June 25, 1999

     Employer may assign this agreement or all or any part of its rights under this agreement to any entity which succeeds to all or substantially all of Employer's assets (whether by merger, acquisition, consolidation, reorganization or otherwise) or which Employer may own substantially, and this agreement shall inure to the benefit of such assignee.

14.  NO CONFLICT WITH PRIOR AGREEMENTS

     You represent to Employer that neither your commencement of employment under this agreement nor the performance of your duties under this agreement conflicts or will conflict with any contractual commitment on your part to any third party, nor does it or will it violate or interfere with any rights of any third party.

15.  POST-TERMINATION OBLIGATIONS

     After the expiration or earlier termination of your employment under this agreement for any reason whatsoever, you shall not, either alone or jointly, with or on behalf of others, directly or indirectly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of one (1) year following such expiration or termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Employer or any affiliated entity, either for your own account or for any other person firm or company, any person who was employed by Employer or any such affiliated entity on the last day of your employment under this agreement, whether or not such person would commit any breach of his or her contract of employment by reason of his or her leaving the service of Employer or any affiliated entity.

16.  ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

     (a) This agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment with Employer, and no amendment or modification of this agreement shall be binding against Employer unless set forth in a writing signed by Employer and delivered to you. Without limiting the generality of the foregoing, you acknowledge that this agreement supersedes your prior written agreement with Employer dated as of May 1, 1998, and such agreement is hereby declared terminated and of no further force and effect.

     (b) You have given no indication, representation or commitment of any nature to any broker, finder, agent or other third party to the effect that any fees or commissions of any nature are, or under any circumstances might be, payable by Employer or any affiliate of Employer in connection with your employment under this agreement.


                                    Page 6                         June 25, 1999

     (c) No waiver by either party of any breach by the other party of any provision or condition of this agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (d) Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     (e) This agreement does not constitute a commitment of Employer with regard to your employment, express or implied, other than to the extent expressly provided for herein. Upon termination of this agreement, it is the contemplation of both parties that your employment with Employer shall cease, and that neither Employer nor you shall have any obligation to the other with respect to continued employment. In the event that your employment continues for a period of time following the stated expiration date of this contract, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will," and may be terminated without obligation at any time by either party giving notice to the other.

     (f) You hereby acknowledge that you have had an opportunity to seek legal counsel of your own choice regarding the effect and import of entering into this Agreement.

     (g) This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

     (h) In accordance with the Immigration Reform and Control Act of 1986, employment under this agreement is conditioned upon satisfactory proof of your identity and legal ability to work in the United States.

     (i) To the extent permitted by law, you will keep the terms of this agreement confidential, and you will not disclose any information concerning this agreement to anyone other than your immediate family and professional representatives (provided they also agree to keep the terms of this agreement confidential).

17.  NOTICES

     All notices which either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notice as follows:


                                    Page 7                         June 25, 1999

     To Employer:             3100 Ocean Park Boulevard
                              Santa Monica, California 90405
                              Attention: Senior Vice President,
                              Business Affairs and General Counsel

     To Employee:             10368 Ilona Avenue
                              Los Angeles, California 90064

     Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

18.  HEADINGS

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

     If the foregoing accurately reflects our mutual agreement, please sign where indicated.

ACCEPTED AND AGREED TO:

EMPLOYER                                         EMPLOYEE

By:                                    By:
   --------------------------------       ------------------------------------
   Lawrence Goldberg                      Mitchell Lasky
   Senior Vice President, Business
   Affairs and General Counsel

Date:                                  Date:
     ------------------------------         ----------------------------------



                                    Page 8                         June 25, 1999